CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Blockchain of Things, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “Report”), I, Andre De Castro, Chief Executive Office, and I, Deborah de Castro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Andre De Castro
Name:	Andre De Castro
Title:	Principal Executive Officer
Date:	March 31, 2021

By:	/s/ Deborah de Castro
Name:	Deborah de Castro
Title:	Principal Financial Officer
Date:	March 31, 2021

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.